Exhibit 10.1

Mining Tenements Transfer Agreement

Pegasus Gold Australia Pty Ltd

(Subject to Deed of Company Arrangement)

as Mortgagee Exercising Power of Sale

Vista Gold Australia Pty Ltd

Vista Gold Corp

Allens Arthur Robinson

Lawyers

Riverside Centre

123 Eagle Street

Brisbane  QLD  4000

Tel  61 7 3334 3000

Fax  61 7 3334 3444

www.aar.com.au

© Copyright Allens Arthur Robinson 2006

Mining Tenements Transfer Agreement

Table of Contents

1.	Definitions and Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	5
	1.3	Effect of void provisions	6
	1.4	Business Days	6

2.	Sale and Purchase		6
	2.1	Sale	6
	2.2	Excluded Plant and Equipment	6

3.	Conditions Precedent and Conditions to Completion		6
	3.1	Conditions Precedent	6
	3.2	Condition to Completion	7
	3.3	Satisfaction of Conditions	7
	3.4	Termination	7
	3.5	Approvals	7
	3.6	Mt Todd Project Agreement	7

4.	Deposit		8
	4.1	Deposit	8
	4.2	Investment of Deposit	8
	4.3	Party entitled to the Deposit	8
	4.4	Cheques	9

5.	Guarantee		9
	5.1	Guarantor’s Obligations	9
	5.2	Obligations Unconditional	9
	5.3	Continuing Guarantee	9
	5.4	Recourse to Purchaser Not Required	10
	5.5	Stamp Duty	10

6.	GST		10
	6.1	GST to be added to amounts payable	10
	6.2	Liability net of GST	10
	6.3	Payment of the GST Amount	10
	6.4	Tax Invoice	10
	6.5	GST obligations to survive termination	10

7.	Reservations & Encumbrances		10
	7.1	Mining Leases	10
	7.2	Encumbrances	10

8.	Plant and Equipment		11
	8.1	Acknowledgement by Purchaser	11
	8.2	Rights of Owners of Plant and Equipment	11

9.	Sale in “As is” Condition		12
	9.1	“As is” condition	12

i

	9.2	Accepting Liability	12

10.	Representations and Undertaking		12
	10.1	No Warranties by the Vendor	12
	10.2	Purchaser Relies on its own Enquiries	13
	10.3	No reliance	14
	10.4	Warranties by the Purchaser	14
	10.5	Inspection	15
	10.6	Exclusion of implied warranties	15
	10.7	No Claim	15

11.	Native Title		16
	11.1	Disclosure by the Vendor	16
	11.2	No Warranty	16
	11.3	No Claim	16

12.	Risk		16

13.	Purchaser’s Requisitions And Objections		16

14.	Outgoings and Adjustments		16
	14.1	Liability to pay Royalties	16
	14.2	Adjustments	17

15.	Completion of the Asset Transfer		17
	15.1	Transfer Documents to be provided to the Vendor prior to the Completion Date	17
	15.2	Completion	17
	15.3	Place for Completion	17
	15.4	No Entitlements until the Effective Date	17

16.	Escrow		18
	16.1	The Deposit Holder	18
	16.2	Investment	18
	16.3	Best Endeavours	18
	16.4	Deed with the Northern Territory of Australia	18
	16.5	Prevent Registration of the Transfer	19
	16.6	Disbursement of the Mining Lease Rental Payment	19
	16.7	Disbursement of the Balance Purchase Price and GST Amount	19
	16.8	Refusal of Ministerial Consent	19

17.	Possession		19
	17.1	Possession Deemed Given and Taken	19
	17.2	Access between the Completion Date and the Effective Date	19
	17.3	Retention of Title	20

18.	Access to the Information		20

19.	Purchaser’s default		20

20.	Encumbrances		20
	20.1	Vendor not liable for damages or compensation	20
	20.2	Vendor will not be paying rental on Mining Leases	21
	20.3	Completion Date may be extended	21

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	20.4	Terminate 2 months after original Completion Date	21
	20.5	Consequences of Termination	21

21.	Late Completion		22
	21.1	Interest on Overdue Amounts	22

22.	Purchaser’s Indemnity		22
	22.1	Environmental Matters	22

23.	Security bonds		22

24.	Non-Disclosure		22
	24.1	Confidentiality	22
	24.2	Exceptions	22
	24.3	Additional disclosures by the Vendor	23
	24.4	Public announcements	23

25.	No Merger		23

26.	Subsequent sale, assignment or mortgage by Purchaser		23

27.	Notices		23

28.	Sale by the Vendor		24
	28.1	Contract with the Vendor	24
	28.2	Personal Benefit by the Administrators	25

29.	Further assurances		25

30.	Governing law		25

31.	Non-waiver		25

32.	Stamp duty and costs		25

33.	Entire Agreement		25

34.	Amendment		25

35.	Assignment		25

36.	Counterparts		26

Appendix 1 - Owners of Plant and Equipment			28

Appendix 2 – Mortgagors Plant and Equipment			29

Schedule 1 – Aussiequip Pty Ltd			30

Schedule 2 – Forrestania Gold NL / Oresearch NL			31

Schedule 3 – Department of Business, Industry and Resource Development			32

Schedule 4 – Environmental Deed			33

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Date	2006

Parties

1.

Pegasus Gold Australia Pty Limited (Subject to Deed of Company Arrangement) ACN 009 628 924 as mortgagee exercising power of sale under the Charges of c/- Ferrier Hodgson (Qld), Level 7, 145 Eagle Street, Brisbane in the State of Queensland (the Vendor);

2.	Vista Gold Australia Pty Ltd (ACN 117 327 509) of c/- Whittens Lawyers, Level 30, Piccadilly Tower, 133 Castlereagh Street, Sydney in the State of New South Wales (the Purchaser); and

3.

Vista Gold Corp, a company continued under the laws of the Yukon Territory, Canada and having its principal executive offices at Suite 5, 7961 Shaffer Parkway, Littleton, Colorado USA 80127, the registered office of which is situated at 200-204 Lambert Street, Whitehorse, Yukon Territory, Canada YIA 3T2 (the Guarantor).

Recitals

A	The Vendor is the first registered mortgagee of the Mine Assets.

B

The Vendor has agreed to sell to the Purchaser, pursuant to its powers of sale under the Charges, and the Purchaser has agreed to buy from the Vendor, the Mine Assets on the terms and conditions set out in this Agreement.

C	The Guarantor has agreed to guarantee the due performance and observance of the covenants and agreements to be duly performed by the Purchaser hereunder.

IT IS AGREED as follows:

1.            Definitions and Interpretation

1.1          Definitions

The following definitions apply unless the context requires otherwise:

Administrators means Peter Ivan Felix Geroff and Gregory Michael Moloney as administrators of the Deed of Company Arrangement for the Vendor.

Agreement means this document, including all appendices and schedules to it.

Approvals means the agreements, approvals and consents referred to in clause 3.1.

Asset Transfer means the sale and purchase of the Mine Assets under this Agreement.

Balance Purchase Price means the amount of the Purchase Price (exclusive of GST) less the amount of the Deposit.

Business Day means a day on which banks are generally open for business in Queensland.

Charges means the charges registered with the Australian Securities and Investments Commission as charges no.688175, 688176, 688177, 688178, 745272 and 745273 and registered with the Department of Primary Industry, Fisheries and Mines of the Northern Territory as dealings numbered 6780, 6781, 6782, 6783, 90829 and 90831.

Claim against any person, means any claim, action, proceeding, judgment, damage, loss, cost, expense or liability whatsoever incurred or suffered by or brought or made or recovered against the person and however arising (whether or not presently ascertained, immediate, future or contingent).

Completion of the Asset Transfer means the time on the Completion Date that the sale and purchase of the Mine Assets under this Agreement is completed.

Completion Amounts means the payments to be made by the Purchaser to the Deposit Holder at the Completion of the Asset Transfer in accordance with clause 15.2(b).

Completion Date means:

(a)           the date being 5 Business Days after the date on which all the Approvals set out in clause 3.1 are satisfied or waived; or

(b)           such later date as may be determined by the Vendor in accordance with this Agreement.

Consideration has the meaning given by the GST Law.

Deed of Company Arrangement means the deed of company arrangement dated 1 May 1998 (as amended) between the Vendor and the Administrators.

Default Interest means interest payable at the rate of 11% per annum.

Denehurst Royalty Deed means the Royalty Deed dated 3 December 1992 between the Vendor and Denehurst Limited (as subsequently varied and assigned).

Deposit means an amount, exclusive of GST, equal to 10% of the Purchase Price.

Deposit Holder means Ferrier Hodgson (Qld).

Effective Date means the date upon which the Purchaser becomes registered as the owner, holder or proprietor of any of the Mining Leases, irrespective of whether the Purchaser has or has not entered into the Environmental Deed prior to such registration occurring.

Encumbrance means any mortgage, charge, pledge, lien or other encumbrance (excluding any lien arising by operation of law and any caveats lodged by the Purchaser, MTRP or any of the parties listed in column 1 of Appendix 1 to this Agreement).

Environmental Complaint means any communication or complaint, whether written or oral, order, directive, claim, citation or notice issued, sent or communicated by any Government Agency or any person, authority or other entity having jurisdiction in respect of the Property or by any other person with respect to any Hazardous Discharge or any other environmental matter affecting the Property.

Environmental Deed means the deed generally in the form of that contained in Schedule 4 to this Agreement.

Environmental Event means:

(a)           the non-compliance with;

(b)           the breach of; or

(c)           any offence under,

any Environmental Law by the Purchaser, or any occupier of the Purchaser, in respect of the Property.

Environmental Law means a Law relating to environmental, mining or planning matters and includes all applicable standards and obligations under the common law.

Excluded Plant and Equipment means the Plant and Equipment described in Appendix 1.

Government Agency means any Government department, authority or statutory corporation which administers any Act, regulation or directive of the legislature having jurisdiction over the relevant matter.

GST means the goods and services tax as imposed by the GST Law together with any related interest, penalties, fines and other charges.

GST Amount means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply.

GST Group has the meaning given by the GST Law.

GST Law has the meaning given by the A New Tax System (Goods and Services Tax) Act 1999 (Cth), or, if that Act does not exist means any Act imposing or relating to the imposition or administration of a goods and services tax in Australia and any regulation made under that Act.

Hazardous Discharge means any emission, leak, spill, release, escape or discharge into or upon:

(a)           the air;

(b)           soil or any improvements located on or about the Property;

(c)           surface water or ground water from or onto the Property; or

(d)           the sewer, septic system or waste treatment, storage or disposal system servicing the Property,

of or from any Waste at or from the Property, other than a Hazardous Discharge which is permitted by an Environmental Law.

Information means all technical and other information in the possession or control of the Vendor in relation to the Mine Assets and which is charged in favour of the Vendor by means of the Charges, including (without limitation) all geophysical, geological or geochemical information, files, surveys, maps, aerial photographs, electromagnetic tapes, sketches, drawings, memoranda, drill cores, drill maps, sampling and assay reports, plans and statistics, feasibility studies, environmental reports and all other information relating to the Mine Assets.

Input Tax Credit has the meaning given by the GST Law and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but to which another member of the same GST Group is entitled under the GST Law.

Jawoyn Agreement (No. 1) means the agreement dated 28 January 1993 between the Northern Territory of Australia, the Vendor and Jawoyn Association Aboriginal Corporation (as subsequently varied and assigned, including by Deeds of Variation dated 5 March 1993 and 22 July 1993).

Jawoyn Agreement (No. 2) means the deed dated 11 November 1996 between Barnjarn Aboriginal Corporation, Jawoyn Association Aboriginal Corporation and the Vendor (as subsequently varied and assigned).

Joint Venture Parties means Yimuyn Manjerr (Investments) Pty Ltd (Controller Appointed), Yilgarn Gold Limited (Controller Appointed), Vallance Holdings Pty Ltd (Controller Appointed) and, where applicable, the Vendor.

Law means a statute, ordinance, code, regulation, by-law, local law, official directive, order, instrument, undertaking, obligation or applicable judicial, administrative or regulatory decree judgment or order and includes the terms and conditions of any licence, permit, consent, certificate, authority or approval issued thereunder or any assurance or bond or similar requirements including all applicable standards and obligations under the common law.

Mine means the Yimuyn Manjerr Gold Mine (formerly the Mt Todd Gold Mine).

Mine Assets means the Mining Leases, the Mortgagors Plant and Equipment and the Information.

Mining Asset Transfer Agreement means the agreement so entitled dated 5 February 1999 between the Vendor, Yimuyn Manjerr (Investments) Pty Ltd, Yilgarn Gold Limited and Multiplex Constructions Pty Ltd.

Mining Lease Rental Payment has the meaning given to that term in clause 3.2.

Mining Leases means:

(a)           MLN 1070;

(b)           MLN 1071; and

(c)           MLN 1127.

Minister means the Minister of the Northern Territory of Australia who for the time being is the Minister administering the Mining Act and includes any Ministers for the time being acting for or on behalf of the Minister.

Mortgagor means:

(a)           in the case of the Mining Leases, General Gold Operations Pty Ltd as the holder of the legal title in the Mining Leases pursuant to the Trust Deed; and

(b)           in the case of the Mortgagors Plant and Equipment and the Information, the Joint Venture Parties as the holders of the legal title in them.

Mortgagors Plant and Equipment means the Plant and Equipment described in Appendix 2 which is charged in favour of the Vendor by means of the Charges but does not include any Excluded Plant and Equipment.

MTRP means Mt Todd Rehabilitation Project Pty Ltd ACN 099 471 575 and/or any of its officers, employees and agents, including Mr Jack Savage.

Mt Todd Power Asset Sale Agreement means the agreement dated 3 April 1998 between the Vendor and NT Power Generation Pty Ltd.

Mt Todd Power Property Licence means the Licence to occupy and use a site situated at the Mine dated 3 April 1998 granted by the Vendor to NT Power Generation Pty Ltd in accordance with clause 2.1 of the Mt Todd Power Asset Sale Agreement (as subsequently varied and assigned).

Mt Todd Project has the meaning given in the Mt Todd Project Agreement Ratification Act 1993.

Mt Todd Project Agreement means the agreement dated 2 March 1993 (as subsequently varied and assigned) which was ratified under the Mt Todd Project Agreement Ratification Act 1993.

Plant and Equipment means all of the plant, equipment, machinery, tools, furniture, trade utensils, implements and all other fixtures or chattels of any nature located on or affixed to the Property as at the Completion Date.

Property means all of the land subject to and underlying the Mining Leases.

Purchase Price (including the Deposit but exclusive of GST) means AUD$1,000,000.

Tax Invoice has the meaning given by the GST Law.

Taxable Supply has the meaning given by the GST Law excluding the reference to section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Trust Deed means the trust deed poll dated 22 February 1999 by General Gold Operations Pty Ltd.

Vendor’s Solicitors means Allens Arthur Robinson Lawyers of Level 31 Riverside Centre, 123 Eagle Street, Brisbane in the State of Queensland.

Waste includes but is not limited to:

(a)           any substance or material (whether of any value or not) produced by or as a result of the mining, processing or treatment of material on the Property;

(b)           dust;

(c)           garbage;

(d)           any other material or substance so characterised or listed or defined and regulated by any Environmental Law.

1.2          Interpretation

Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise:

(a)           The singular includes the plural and conversely.

(b)           A gender includes all genders.

(c)           Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)           A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

(e)           A reference to a clause, appendix, annexure or schedule is a clause of or appendix, annexure or schedule to this Agreement.

(f)            A reference to any party to this  Agreement or any other agreement or document includes the party’s successors and permitted assigns.

(g)           A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement or that other agreement or document.

(h)           A reference to any legislation or to any provision of any legislation includes any modification to or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

(i)            A reference to dollars and $ is to Australian currency.

(j)            Each schedule and each certificate and document delivered under this Agreement forms part of this Agreement.

(k)           A reference to conduct includes, without limitation, any omission, representation, statement or undertaking, whether or not in writing.

(l)            Unless otherwise specified in this Agreement, a reference to any Act is a reference to an Act of the Northern Territory of Australia.

(m)          Mentioning anything after include, includes or including does not limit what else might be included.

1.3          Effect of void provisions

If a court holds that:

(a)           any part of this Agreement is void, voidable, illegal or unenforceable; or

(b)           this Agreement is void, voidable, illegal or unenforceable unless any part of this Agreement is severed from this Agreement,

that part will be severed from this Agreement unless to do so would change the underlying principal commercial purposes of this Agreement.

1.4          Business Days

If anything is required to be done or if any condition is required to be satisfied on a day that is not a Business Day, it must be done or satisfied instead on the next Business Day unless this Agreement specifically provides otherwise.

2.            Sale and Purchase

2.1          Sale

The Vendor will sell the Mine Assets pursuant to its powers of sale under the Charges and the Purchaser will purchase the Mine Assets in accordance with this Agreement.

2.2          Excluded Plant and Equipment

The Excluded Plant and Equipment is excluded from sale under this Agreement.

3.            Conditions Precedent and Conditions to Completion

3.1          Conditions Precedent

This Agreement and the obligation of the parties to complete the sale and purchase of the Mine Assets under this Agreement are subject to the satisfaction of the following conditions precedent:

(a)           (Jawoyn Agreements) the consent of the Barnjarn Aboriginal Corporation, Jawoyn Association Aboriginal Corporation and the Northern Territory of Australia is obtained to the assignment by the Joint Venture Parties and/or the Vendor of their rights and obligations under Jawoyn Agreement (No. 1) and Jawoyn Agreement (No. 2) to the Purchaser on such further terms and conditions as may be agreed between the Barnjarn Aboriginal Corporation, the Jawoyn Association Aboriginal Corporation and the Purchaser;

(b)           (Mt Todd Power Property Licence) the execution by NT Power Generation Pty Ltd of a deed terminating the Mt Todd Power Property Licence and releasing the Joint Venture Parties and the Vendor from the observance and performance of any obligations under the Mt Todd Power Property Licence;

(c)           (Denehurst)

(i)            the consent of Denehurst Limited to the assumption by the Purchaser of the Joint Venture Parties’ and/or the Vendor’s obligations under the Denehurst Royalty Deed is obtained;

(ii)           a release by Denehurst Limited of the Joint Venture Parties’ and/or the Vendor’s obligations under the Denehurst Royalty Deed is obtained;

(d)           (Environmental Deed) the receipt by the Purchaser of a written confirmation from the Northern Territory of Australia that it will execute the Environmental Deed on or before the Effective Date.

3.2          Condition to Completion

The Purchaser must pay to the Deposit Holder any rent, taxes and outgoings (including any interest or penalties as a result of late payment) which remain unpaid in respect of the Mining Leases as at the Completion Date (the Mining Lease Rental Payment).

3.3          Satisfaction of Conditions

The Vendor and the Purchaser shall use reasonable endeavours to ensure that the Approvals are satisfied as soon as practicable. The conditions must be satisfied on an unconditional basis or on conditions which are not materially prejudicial to either party.

3.4          Termination

If the Approvals are not satisfied or waived within three months of the date of this Agreement or such later date as agreed to by the Vendor in writing, either party may terminate this Agreement by notice in writing to the other.

3.5          Approvals

The Purchaser (and the Vendor if requested by the Purchaser) shall sign and lodge all necessary documents and undertakings and provide all information, testimonials and other documents and do all other things required of the Purchaser to enable the Approvals to be given at the earliest possible time.

3.6          Mt Todd Project Agreement

The Vendor and the Purchaser acknowledge that:

(a)           by a letter dated 5 May 2005 from The Honourable Kon Vatskalis MLA, Minister for Mines and Energy to the Vendor, the Northern Territory of Australia gave 180 days notice of its intention to terminate the Mt Todd Project Agreement;

(b)           as at the date of this Agreement, the Mt Todd Project Agreement has been terminated by the Northern Territory of Australia.

4.            Deposit

4.1          Deposit

The Purchaser must pay the Deposit to the Deposit Holder by bank cheque in part payment of the Purchase Price on or before the date of this Agreement.

4.2          Investment of Deposit

(a)           If both parties direct the Deposit Holder by notice in writing to invest the Deposit then (where the Deposit Holder is lawfully able) the Deposit Holder will invest the Deposit with any financial institution permitted by law for the investment of trust monies.

(b)           If this Agreement is completed all interest accruing on the investment of the Deposit will be paid to the party entitled to the Balance Purchase Price in accordance with clause 16.7, at the same time as any payment is made pursuant to clause 16.7.

(c)           If this Agreement is not completed for any reason, the interest accruing on the Deposit will be paid to the party entitled to the Deposit upon the termination of this Agreement.

(d)           The Deposit and any accrued interest will be invested at the risk of the party to whom the Deposit and accrued interest is ultimately payable and the Deposit Holder will not be liable for any loss suffered by the parties in consequence of an investment pursuant to clause 4.2(a).

(e)           To facilitate the investment of the Deposit, each party will notify any tax file number to the Deposit Holder at the time of giving written notice to the Deposit Holder in accordance with clause 4.2(a).

(f)            The parties authorise the Deposit Holder to prepare and lodge any tax return necessary in respect of the Deposit and any accrued interest and to pay any tax assessed out of the Deposit and any accrued interest.

(g)           The Vendor and the Purchaser will be deemed to be presently entitled in equal shares to any interest accrued for the purposes of the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997.

4.3          Party entitled to the Deposit

(a)           If Completion of the Asset Transfer occurs under this Agreement, the Deposit shall be paid to the party entitled to the Balance Purchase Price in accordance with clause 16.7, at the same time as any payment is made pursuant to clause 16.7.

(b)           If Completion of the Asset Transfer does not occur under this Agreement, the Deposit shall be paid:

(i)            to the Purchaser if Completion of the Asset Transfer does not occur because:

(A)          of a default of the Vendor under this Agreement and the Purchaser terminates this Agreement;

(B)          either party terminates this Agreement under clause 3.4; or

(C)          the Agreement terminates under clause 20.4;

(ii)           to the Vendor if Completion of the Asset Transfer does not occur because the Purchaser defaults under this Agreement and the Vendor terminates this Agreement.

4.4          Cheques

If the Deposit or any part of it is paid by cheque which is post-dated or not honoured on presentation, it will be deemed not to have been paid.

5.            Guarantee

5.1          Guarantor’s Obligations

The Guarantor, as a principal obligor and not merely as surety, irrevocably and unconditionally guarantees to the Vendor (and indemnifies the Vendor in respect of) the due and punctual performance of all the obligations of the Purchaser under or arising out of this Agreement including (without limitation):

(a)           the prompt payment of all amounts payable by the Purchaser under this Agreement;

(b)           the prompt performance of all other obligations of the Purchaser under this Agreement; and

(c)           the prompt payment of all amounts for which the Purchaser may become liable in respect of any breach of this Agreement.

5.2          Obligations Unconditional

The Guarantor agrees that the Guarantor’s obligations under this clause 5 will be unconditional irrespective of:

(a)           the validity, regularity and enforceability of any provision of this Agreement;

(b)           the absence of any action by the Vendor or the Purchaser to enforce this Agreement;

(c)           the waiver or consent of the Vendor in respect of any provision of this Agreement;

(d)           the recovery of any judgment against the Purchaser;

(e)           any action to enforce judgment against the Purchaser;

(f)            any variation of the terms of this Agreement;

(g)           any time or indulgence granted to the Purchaser by the Vendor;

(h)           the dissolution of the Purchaser;

(i)            any change in the status, function, control or ownership of the Purchaser;

(j)            any consolidation, merger, conveyance or transfer by the Purchaser;

(k)           any other dealing, transaction or arrangement between the Vendor and the Purchaser; or

(l)            any other circumstances which might otherwise constitute a legal or equitable discharge of or defence to a surety.

5.3          Continuing Guarantee

The obligations of the Guarantor under this clause 5 shall continue and will not be discharged except by complete performance of all of the obligations of the Purchaser under or arising out of this Agreement.

5.4          Recourse to Purchaser Not Required

The Vendor may require the Guarantor to make a payment or perform any other obligation of the Purchaser under or arising out of this Agreement:

(a)           without first asking the Purchaser to do so; and

(b)           irrespective of whether such payment or other obligation would be enforceable against the Purchaser.

5.5          Stamp Duty

The Guarantor agrees to pay and indemnify the Vendor against all stamp duty (if any) in respect of the guarantee and indemnity contained in this clause 5.

6.            GST

6.1          GST to be added to amounts payable

If GST is payable on a Taxable Supply made under, by reference to or in connection with this Agreement, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. This clause does not apply to the extent that the Consideration for the Taxable Supply is expressly stated to be GST inclusive.

6.2          Liability net of GST

Any reference in the calculation of Consideration under this Agreement to a cost, expense or other liability incurred by a party, must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability.

6.3          Payment of the GST Amount

The Purchaser shall pay the GST Amount to the Deposit Holder at the Completion of the Asset Transfer by bank cheque.

6.4          Tax Invoice

The Vendor must provide the Purchaser a Tax Invoice for the Purchase Price and the GST Amount as soon as reasonably practicable after the Effective Date.

6.5          GST obligations to survive termination

This clause will continue to apply after expiration or termination of this Agreement.

7.            Reservations & Encumbrances

7.1          Mining Leases

The Mining Leases are held subject to the Mining Act and are sold subject to the provisions of that Act and to the reservations and conditions expressed or implied under it.

7.2          Encumbrances

The Mine Assets are sold free from all Encumbrances, but subject to the rights, entitlements, privileges and interests referred to in clauses 8.1 and 8.2.

8.            Plant and Equipment

8.1          Acknowledgement by Purchaser

The Purchaser unconditionally acknowledges and agrees that:

(a)           the Excluded Plant and Equipment does not form part of the Mine Assets;

(b)           the parties listed in column 1 of Appendix 1 are the owners of the Excluded Plant and Equipment described in the adjacent row of column 2 of Appendix 1;

(c)           the Purchaser will acquire no right, title or interest in the Excluded Plant and Equipment under the terms of this Agreement or otherwise (whether before or after severance of the Excluded Plant and Equipment from the Property);

(d)           the parties listed in column 1 of Appendix 1 are entitled, to the extent permitted by law, to protect their rights, entitlements, privileges and interests in the Plant and Equipment described in column 2 of Appendix 1 by the lodgement and registration of caveats over the Mining Leases;

(e)           the Purchaser will not make any objection, requisition or Claim and will not be entitled to any damages or compensation or to terminate this Agreement if the Excluded Plant and Equipment has not been removed from the Property prior to the Completion of the Asset Transfer.

8.2          Rights of Owners of Plant and Equipment

The Purchaser unconditionally acknowledges and agrees that, on and from the Completion of the Asset Transfer:

(a)           the Purchaser must not cause or permit anything to be done or omitted which shall:

(i)            cause the Vendor to be in breach of the Vendor’s agreements for the sale of the Excluded Plant and Equipment to the parties listed in column 1 of Appendix 1;

(ii)           prevent the Vendor from conferring upon the parties listed in column 1 of Appendix 1, or prevent the parties listed in column 1 of Appendix 1 having, exercising and/or giving effect to, any of the benefits which are conferred, or which are sought to be conferred, by the agreements for the sale of the Excluded Plant and Equipment, including the benefit of the Excluded Plant and Equipment itself;

(b)           the Purchaser must permit the parties listed in column 1 of Appendix 1 to do whatever may lawfully be done pursuant to the relevant agreements for the sale of the Excluded Plant and Equipment and to give effect to the sale of the Excluded Plant and Equipment in accordance with the terms of those agreements including allowing those parties access to the Mining Leases unless such access would be contrary to any order, notice or direction given by any Governmental Agency;

(c)           in the event of any failure by the Purchaser to comply with its obligations under clauses 8.2(a) and (b):

(i)            the Vendor and the parties listed in column 1 of Appendix 1 cannot be adequately compensated by way of damages for the breach;

(ii)           the Vendor shall be entitled to apply for, and the Purchaser shall consent to, any form of injunctive relief (including mandatory injunctions) which gives effect to the obligations imposed upon the Purchaser by clauses 8.2(a) and (b); and

(iii)          the Purchaser shall indemnify the Vendor and the Administrators against any costs, expenses or other detriment incurred by the Vendor and/or the Administrators by reason of the failure of the Purchaser to comply with its obligations under clauses 8.2(a) and (b).

9.            Sale in “As is” Condition

9.1          “As is” condition

The Mine Assets are sold in an “as is” condition as at the date of this Agreement, with all faults or defects (if any), whether or not apparent. The Vendor is not responsible for any damage to the Mine Assets after the date of this Agreement.

9.2          Accepting Liability

Except to the extent that the Purchaser agrees with any Government Agency to the contrary (whether in the Environmental Deed or otherwise), the Purchaser accepts any liabilities, obligations, requisitions, directions and notices which may  in the future be outstanding regarding the Mine Assets including, without in any way limiting the foregoing, any environmental liabilities or obligations. The Purchaser indemnifies the Vendor, the Administrators and the Mortgagor against any Claim, costs, expenses or liabilities incurred by any of them in respect of each of the liabilities, obligations, requisitions, directions and notices accepted by the Purchaser under this clause.

10.          Representations and Undertaking

10.1        No Warranties by the Vendor

The Vendor and the Administrators do not warrant that:

(a)           any requisitions, directions or recommendations delivered by any Government Agency have been complied with;

(b)           any permissions, consents and approvals required from a Government Agency in relation to the Mine Assets have been obtained, or having been obtained have been complied with in all respects;

(c)           any consents, approvals, permits or licences desirable or required to be held for the present use of the Mine Assets have been granted by any Government Agency or other authority;

(d)           the Vendor and/or the Mortgagor and/or the Joint Venture Parties have complied with, and have not committed any offence under, any Environmental Law in relation to the use and occupation of the Property;

(e)           the Property is free from contamination, or that there is no condition of the Property which would entitle any person to require the Mortgagor and/or the Joint Venture Parties to decontaminate or take other remedial or rehabilitation action in or around the Property or contribute to the act of doing so;

(f)            the means of access to and egress from the Property and all terms of all easements and licences benefiting the Property are adequate;

(g)           the Property is not subject to any unregistered easements, rights or permits to pass;

(h)           the Mine Assets are of a particular quality, suitability or fitness for any specified purpose;

(i)            the Property is safe and without risk to the health and safety of any user;

(j)            the Vendor and/or the Mortgagors and/or the Joint Venture Parties have complied with any requirements relating to workplace health and safety in respect of the Mine Assets and the Property;

(k)           the Mine Assets and/or the Property will comply with any requirements relating to workplace health and safety following the Completion of the Asset Transfer.

10.2        Purchaser Relies on its own Enquiries

The Purchaser acknowledges and agrees that, in entering into this Agreement, the Purchaser relies on its own enquiries and has satisfied itself as to the following matters:

(a)           Encumbrances affecting the Mine Assets;

(b)           the condition, state of repair, suitability, quality, sufficiency, viability, profitability or potential of the Mine Assets;

(c)           the value of the Mine Assets, based upon the Purchaser’s own independent valuations, reports or other advice;

(d)           any environmental hazard or contamination affecting the Mine Assets;

(e)           any latent or patent defect in the Mine Assets;

(f)            whether or not any requisitions, directions or recommendations delivered by any Government Agency in respect of the Mine Assets and/or the Property have been complied with;

(g)           whether or not any permissions, consents and approvals required from a relevant Government Agency for the use of any part of the Property have been obtained, or having been obtained have been complied with in all respects;

(h)           whether or not any consents, approvals, permits or licences desirable or required to be held for the present use of the Mine Assets have been granted by any Government Agency;

(i)            the rights and privileges pertaining to the Mine Assets;

(j)            any agreements or arrangements with the owners or occupiers of the Excluded Plant and Equipment;

(k)           the historical, current and forecast profitability or return from the Mine Assets;

(l)            the existence of, and any occupational health and safety issues resulting from the presence of, any plant and equipment (whether partially removed or otherwise) in, or present on, the Property;

(m)          the Vendor’s and/or the Joint Venture Parties’ compliance with any laws relating to the workplace health and safety requirements in respect of the Mine Assets;

(n)           the Mortgagor’s and/or the Joint Venture Parties’ compliance with any Environmental Laws or the status of any contamination of the Property arising from any previous use of the Property;

(o)           the compliance by Aussiequip Pty Ltd or Forrestania Gold NL / Lionore Australia (Wildara) NL (formerly known as Oresearch NL) with the requirements of any Government Agency relating to the removal of any Excluded Plant and Equipment, Environmental Laws and workplace health and safety requirements;

(p)           any matter in respect of which the Vendor does not give any warranty; and

(q)           any other matter (past, present, future or anticipated) relevant to the Mine Assets, except as set out in this Agreement.

10.3        No reliance

The Purchaser unconditionally acknowledges and agrees that:

(a)           at no time has:

(i)            the Vendor, or any person on the Vendor’s behalf (including, without limitation, the Vendor’s employees, agents and representatives, the Administrators, Ferrier Hodgson (Qld), Allens Arthur Robinson and all of their employees, agents and representatives), made or given; or

(ii)           the Purchaser relied on,

any representation, warranty, promise or forecast except those contained in this Agreement;

(b)           no other statement or representations:

(i)            have induced or influenced the Purchaser to enter into this Agreement or agree to any or all of its terms;

(ii)           have been relied on in any way as being accurate by the Purchaser;

(iii)          have been warranted to the Purchaser as being true; or

(iv)          have been taken into account by the Purchaser as being important to the Purchaser’s decision to enter into this Agreement or agree to any or all of its terms;

(c)           that it will make no Claim against the Vendor, the Administrators, Ferrier Hodgson (Qld), Allens Arthur Robinson or any of their employees, agents and representatives about:

(i)            the size, condition, working order or any particular quality of the Mine Assets;

(ii)           the suitability or fitness of the Mine Assets for their purpose;

(iii)          the economic viability of the Mine Assets or the prospect of the successful exploitation of any of the Mine Assets;

(iv)          the current or future environmental or rehabilitation obligations or liabilities in respect of the Mine Assets;

(v)           the profits or losses resulting from any activities which might be conducted through the use of the Mine Assets;

(vi)          any statements made by them concerning the Mine Assets;

(vii)         any implied warranty or condition whether statutory or otherwise and whether as to quality, state, condition or fitness for any particular purpose or as to any other matter or thing whatsoever; or

(viii)        any loss, damage or liability of any kind or nature incurred directly or indirectly by the Purchaser of the Mine Assets or any inadequacy of the Mine Assets for any purpose or any defect in or by the use of the Mine Assets by the Purchaser.

10.4        Warranties by the Purchaser

The Purchaser warrants that:

(a)           it has the power and authority to execute and enter into this Agreement and perform and observe all its terms without the consent of any person;

(b)           the entry into this Agreement will not breach the Trade Practices Act 1974 (Cth) or the Foreign Acquisition and Takeovers Act 1975 (Cth);

(c)           it requires no regulatory approvals (unless they have been obtained prior to the date of this Agreement) to enter into and complete this Agreement, including for the avoidance of doubt a written advice from the Australian Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) to the effect that the Commonwealth Government has no objection to the acquisition by the Purchaser of the Mine Assets under this Agreement;

(d)           it has duly executed this Agreement; and

(e)           each person signing this Agreement on behalf of the Purchaser, whether as an officer, agent, trustee or otherwise has full authority to execute this Agreement in that capacity.

10.5        Inspection

The Purchaser acknowledges that the Vendor has offered the Purchaser the opportunity to inspect the Mine Assets and to conduct its own enquiries concerning the Mine Assets, before the Purchaser entered into this Agreement. The Purchaser acknowledges that it has been allowed unfettered access to the Mine Assets and unfettered access to all of the books and records (including the Information) regarding the Mine Assets.

10.6        Exclusion of implied warranties

To the extent permitted by law, any condition or warranty which, but for this clause, would be implied by statute into this Agreement, is excluded from this Agreement.

10.7        No Claim

The Purchaser shall not be entitled to:

(a)           make any Claim for compensation or damages or seek any reduction in the Purchase Price;

(b)           make any objection; or

(c)           be discharged from the purchase or otherwise terminate this Agreement,

in respect or because of:

(d)           any liability, obligation, requisition, direction, recommendation or notice relating to the Property or the Mine Assets which may be given, issued or incurred after the Completion of the Asset Transfer;

(e)           any matter referred to in clause 11;

(f)            any matter upon which:

(i)            the Vendor gives no warranty pursuant to the terms of this Agreement; or

(ii)           the Purchaser states that it has not relied, including any statement, representation or warranty,

as set out in this Agreement;

(g)           any liability, Claim, loss or expense of any kind caused directly or indirectly by the Mine Assets or any inadequacy of or defect in them.

11.          Native Title

11.1        Disclosure by the Vendor

The Purchaser acknowledges that the Vendor has disclosed to the Purchaser native title claim D6018/00 which was filed with the National Native Title Tribunal on 5 December 2000. The Mine Assets are sold subject to any native title or similar rights which may be held to exist in relation to the Mine Assets.

11.2        No Warranty

The Vendor makes no warranty or representation as to:

(a)           whether native title exists over or in respect of any of the Mine Assets;

(b)           whether native title is claimed to exist or will be claimed to exist over or in respect of any part of the Mine Assets;

(c)           whether any places of importance or significance to persons of Aboriginal descent exist within the Property.

11.3        No Claim

The Purchaser shall not be entitled to:

(a)           make any Claim for compensation or damages or seek any reduction in the Purchase Price;

(b)           make any objection; or

(c)           be discharged from the purchase or otherwise terminate this Agreement,

in respect or because of:

(d)           any claim to native title over or in respect of the Mine Assets (or any part thereof) whether disclosed to, or known by, the Purchaser;

(e)           any other native title or similar rights in the nature of those detailed in clause 11.2 which may be held to exist over, or effect or impact upon, the Mine Assets.

12.          Risk

The Mine Assets are at the risk of the Purchaser in all respects from the date of this Agreement.

13.          Purchaser’s Requisitions And Objections

The Purchaser waives the right to deliver to, or to have answered by, the Vendor all objections and requisitions on title in relation to the Mine Assets and this Agreement.

14.          Outgoings and Adjustments

14.1        Liability to pay Royalties

Any liability to pay royalties under the Denehurst Royalty Deed shall be the responsibility of:

(a)           the Joint Venture Parties for the period up to but not including the Effective Date; and

(b)           the Purchaser for the period from and including the Effective Date.

14.2        Adjustments

There shall be no adjustment between the Vendor and the Purchaser at the Completion of the Asset Transfer in respect of any amounts paid by the Purchaser pursuant to clause 3.2 of this Agreement. The payment of the amounts referred to in clause 3.2 shall be the sole responsibility of the Purchaser, and the Vendor shall not be liable in any manner (including by way of contribution or indemnity) to the Purchaser in respect of any such payments.

15.          Completion of the Asset Transfer

15.1        Transfer Documents to be provided to the Vendor prior to the Completion Date

The Purchaser shall, not later than 3 Business Days before the Completion Date, deliver to the Vendor for due execution, transfers of the Mining Leases in registrable form and any other transfer documentation which the Purchaser considers necessary to effect a transfer of the Mine Assets. The Vendor’s obligation to deliver those documents, duly executed, on the Completion Date is subject to the Purchaser complying with this clause 15.1.

15.2        Completion

At the Completion of the Asset Transfer:

(a)           the Vendor will:

(i)            subject to clause 15.1, deliver to the Purchaser duly signed transfers in registrable form of the Mining Leases in the Purchaser’s favour; and

(ii)           will deliver to the Purchaser all other documents which are necessary or desirable to effect a transfer of the Mine Assets from the Vendor to the Purchaser under this Agreement and which have been delivered to the Vendor pursuant to clause 15.1;

(b)           the Purchaser will pay, by bank cheque, to the Deposit Holder:

(i)            the Balance Purchase Price;

(ii)           the GST Amount in accordance with clause 6.3; and

(iii)          the Mining Lease Rental Payment in accordance with clause 3.2.

15.3        Place for Completion

Completion of this Agreement shall be effected on the Completion Date in Brisbane at a time between 9.00 am and 4.00 pm and at a place nominated by the Vendor’s Solicitors.

15.4        No Entitlements until the Effective Date

The Vendor and the Purchaser acknowledge and agree that:

(a)           the Vendor has no entitlement to receive the Deposit, the Balance Purchase Price or the GST Amount at the Completion of the Asset Transfer;

(b)           the Vendor shall be entitled to receive the Balance Purchase Price and the GST Amount only on or after the Effective Date, in accordance with clause 16.7;

(c)           the Purchaser has no entitlement to receive a Tax Invoice at the Completion of the Asset Transfer and shall be entitled to receive a Tax Invoice only on or after the Effective Date, in accordance with clause 6.4.

16.          Escrow

16.1        The Deposit Holder

The Vendor and the Purchaser acknowledge and agree that the Deposit Holder shall hold the Completion Amounts pursuant to the terms of this clause 16 and shall deal with the Completion Amounts solely in accordance with this clause.

16.2        Investment

(a)           If both parties direct the Deposit Holder by notice in writing to invest the Completion Amounts (or any part of the Completion Amounts) then (where the Deposit Holder is lawfully able) the Deposit Holder will invest those monies with any financial institution permitted by law for the investment of trust monies until the Deposit Holder is authorised or obliged to disburse the Completion Amounts (or any part thereof) in accordance with this clause 16.

(b)           The Completion Amounts (or such part as may be invested from time to time) and any accrued interest will be invested at the risk of the party to whom those monies are ultimately payable and the Deposit Holder will not be liable for any loss suffered by the parties in consequence of an investment pursuant to clause 16.2(a).

(c)           To facilitate the investment of the Completion Amounts, each party will notify any tax file number to the Deposit Holder at the time of giving written notice to the Deposit Holder in accordance with clause 16.2(a).

(d)           The parties authorise the Deposit Holder to prepare and lodge any tax return necessary in respect of the Completion Amounts and any accrued interest and to pay any tax assessed out of the Completion Amounts and any accrued interest.

(e)           The Vendor and the Purchaser will be deemed to be presently entitled in equal shares to any interest accrued for the purposes of the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997.

16.3        Best Endeavours

Subject to clause 16.4, the Vendor and the Purchaser will use their best endeavours to obtain the registration of the Purchaser as the owner, holder or proprietor of the Mining Leases as soon as reasonably practicable after the Completion of the Asset Transfer.

16.4        Deed with the Northern Territory of Australia

Nothing in this Agreement shall oblige the Purchaser to become registered as the owner, holder or proprietor of the Mining Leases, except in circumstances where the Northern Territory of Australia has (either prior to or contemporaneously with such registration) executed the Environmental Deed.

16.5        Prevent Registration of the Transfer

The Vendor acknowledges and agrees that the Purchaser shall be entitled to take all steps and to do all things (including lodging a caveat over the Mining Leases) in order to prevent the registration of the Purchaser as the owner, holder or proprietor of the Mining Leases prior to the execution of the Environmental Deed by the Northern Territory of Australia.

16.6        Disbursement of the Mining Lease Rental Payment

The Deposit Holder will pay the Mining Lease Rental Payment to the Department of Primary Industry, Fisheries and Mines of the Northern Territory solely upon the receipt of joint written instructions to that effect which are signed by both the Vendor and the Purchaser.

16.7        Disbursement of the Balance Purchase Price and GST Amount

The Deposit Holder shall pay the Balance Purchase Price and the GST Amount (and any interest accrued on the Completion Amounts) to:

(a)           the Vendor as soon as reasonably practicable after the Effective Date; or

(b)           the Purchaser as soon as reasonably practicable after the Minister has refused to give his or her consent to the transfer of the Mining Leases to the Purchaser pursuant to s173 of the Mining Act.

16.8        Refusal of Ministerial Consent

In the event that the Minister refuses to give his or her consent to the transfer of the Mining Leases to the Purchaser pursuant to s173 of the Mining Act:

(a)           if the Purchaser is in possession of any of the Mine Assets, the Purchaser must immediately deliver up possession of the Mine Assets to the Vendor or to any other person as the Vendor may direct;

(b)           this Agreement will automatically be terminated; and

(c)           neither the Purchaser nor the Vendor shall have any claim of any nature whatsoever against the other arising out of or in connection with this Agreement, except with respect to the repayment of the Deposit and the Completion Amounts in accordance with the terms of this Agreement.

17.          Possession

17.1        Possession Deemed Given and Taken

Possession of the Mine Assets shall be deemed to be given by the Vendor and taken by the Purchaser on the Effective Date.

17.2        Access between the Completion Date and the Effective Date

From the Completion of the Asset Transfer to the earlier of:

(a)           the Effective Date; and

(b)           any date upon which this Agreement is terminated,

the Vendor will, to the extent that the Vendor may lawfully do so, allow the Purchaser access to the Mine Assets at such times, in such manner and on such conditions as the Vendor may consider appropriate.

17.3        Retention of Title

Until the Effective Date, the Mortgagors shall retain legal ownership of the relevant Mine Assets, subject to the Charges given in favour of the Vendor. Title in the Mine Assets shall not pass to the Purchaser upon the Completion of the Asset Transfer, and shall only pass to the Purchaser on the Effective Date.

18.          Access to the Information

The Purchaser acknowledges and agrees that, following the Effective Date, the Vendor, the Administrators and any persons claiming by, through or under the Vendor shall, upon reasonable notice to the Purchaser and at their own cost, be allowed access to such of the Information as they may require for the purpose of the administration of the Vendor and will be authorised to make a copy of any of the Information. The Vendor and the Administrators agree that they (and their employees and agents) shall at all times conduct themselves so as to minimise any disruption to the Purchaser which may be caused by any request for access to the Information.

19.          Purchaser’s default

If the Purchaser fails to pay the Deposit or any of the Completion Amounts in accordance with this Agreement, or otherwise breaches this Agreement, then the Vendor, in addition to any other rights the Vendor has, may:

(a)           affirm this Agreement and:

(i)            sue the Purchaser for damages for breach; or

(ii)           sue the Purchaser for specific performance and damages in addition to or in lieu of specific performance; or

(b)           terminate this Agreement and:

(i)            elect to declare the Deposit forfeited and/or sue the Purchaser for damages for breach; or

(ii)           elect to declare the Deposit forfeited and/or resell the Mine Assets as the Vendor deems fit. Any deficiency arising from such resale and any expense arising from such resale shall be recoverable by the Vendor from the Purchaser as liquidated damages.

20.          Encumbrances

20.1        Vendor not liable for damages or compensation

If for any reason (including the creation of any Encumbrance over any of the Mine Assets) other than the wilful default of the Vendor, the Vendor is unable to complete the Asset Transfer, then the Vendor shall not be liable by way of damages or compensation for any loss sustained by the Purchaser from the failure of the Vendor to complete the Asset Transfer.

20.2        Vendor will not be paying rental on Mining Leases

The Purchaser unconditionally acknowledges and agrees that:

(a)           the Vendor will not pay any rent or other amounts due in relation to the Mining Leases for the period from 5 March 2002 to the Effective Date;

(b)           persons other than the Vendor, including MTRP, may have paid rent or other amounts due in relation to the Mining Leases in relation to the period, or some part of the period, from 5 March 2002 to the Effective Date;

(c)           the Vendor will not be liable by way of damages or compensation for any loss sustained by the Purchaser from the failure of the Vendor to complete the Asset Transfer in the event that the Mining Leases (or any of them) are forfeited due to non-payment of the rent or other amounts referred to in clause 20.2(a) or for any other reason whatsoever;

(d)           the Vendor will not be liable by way of damages or compensation for any loss sustained by the Purchaser, and nor will the Purchaser be entitled to terminate this Agreement, on the basis of any claim, whether alleged or threatened, or any caveat by any person (including MTRP) who may have paid any rent or other amounts referred to in clause 20.2(b);

(e)           the Vendor will not be liable by way of damages or compensation for any loss sustained by the Purchaser in connection with any payments made by the Purchaser with respect to any rent or other amounts due in relation to the Mining Leases, if this Agreement is terminated or is not completed for any reason whatsoever;

(f)            the payment by the Purchaser of any rent or other amounts due in relation to the Mining Leases shall not create, confer or give rise to any interest on the part of the Purchaser if this Agreement is terminated or is not completed for any reason whatsoever and the Purchaser expressly disclaims any such interest.

20.3        Completion Date may be extended

If for any reason (other than the wilful default of the Vendor) the Vendor is unable to give title to and/or possession of any of the Mine Assets to the Purchaser on the Completion Date then the Vendor may either terminate this Agreement or (at its option) by notice to the Purchaser extend the Completion Date by a period of not more than 2 months. The Completion Date may be postponed in this way more than once, as long as it is not postponed beyond 2 months later than the original Completion Date.

20.4        Terminate 2 months after original Completion Date

If completion still cannot be effected by the Vendor by the date 2 months after the original Completion Date, then this Agreement will, unless otherwise agreed between the parties, automatically be terminated.

20.5        Consequences of Termination

If this Agreement is terminated pursuant to this clause:

(a)           if the Purchaser is in possession of any of the Mine Assets, the Purchaser must immediately deliver up possession of the Mine Assets to the Vendor or to any other person as the Vendor may direct; and

(b)           neither the Purchaser nor the Vendor shall have any further claim against the other arising out of this Agreement.

21.          Late Completion

21.1        Interest on Overdue Amounts

If for any reason (other than the wilful default of the Vendor):

(a)           this Agreement is not completed by the Completion Date; and

(b)           the Vendor does not, at or about that time, exercise its right to terminate this Agreement,

then the Purchaser will pay to the Vendor, Default Interest on the Balance Purchase Price outstanding. Default Interest will be calculated at daily rates from the Completion Date until the final payment under this Agreement and will be payable with the Balance Purchase Price.

22.          Purchaser’s Indemnity

22.1        Environmental Matters

The Purchaser agrees to defend and indemnify the Vendor, the Administrators, the Mortgagor and the Joint Venture Parties against any and all Claims, losses, liabilities, damages and expenses whenever made or incurred (including, without limitation, compensation, fines, penalties, loss of income to the Vendor, investigation costs, clean up costs and any other actions necessary or desirable pursuant to any Environmental Law in respect of the Mine Assets and all legal fees and expenses on an indemnity basis and consultant’s fees, including those arising by reason of any of the above or in an action against the Purchaser under this indemnity) arising directly or indirectly from, out of or by reason of any Hazardous Discharge, Environmental Complaint or Environmental Event in respect of the Mine Assets which occurs after the Effective Date.

23.          Security bonds

For the avoidance of any doubt, any security bonds which the Department of Primary Industry, Fisheries and Mines, Northern Territory requires to be lodged in respect of the Mining Leases shall be the responsibility and liability of the Purchaser.

24.          Non-Disclosure

24.1        Confidentiality

Subject to this clause, each party shall keep the terms of this Agreement confidential.

24.2        Exceptions

A party may make any disclosures in relation to this Agreement as, in its absolute discretion, it thinks necessary to:

(a)           its professional advisers, bankers, financial advisers and financiers, if those persons undertake to keep information disclosed confidential;

(b)           comply with any applicable law or requirement of any regulatory body (including any relevant stock exchange);

(c)           any of its employees to whom it is necessary to disclose the information, on receipt of an undertaking from that employee to keep the information confidential; or

(d)           any third party to whom disclosure is required in order to procure the satisfaction of a condition precedent in clause 3.1.

24.3        Additional disclosures by the Vendor

The Vendor and the Administrators may make any disclosure of the terms of this Agreement that they think necessary to:

(a)           any creditor of the Vendor;

(b)           the Joint Venture Parties; and

(c)           any person having an Encumbrance over the Mine Assets, in circumstances where the Encumbrance ranks after those of the Vendor.

24.4        Public announcements

Except as required by applicable law or the requirements of any regulatory body (including any relevant stock exchange), all press releases and other public announcements relating to the transactions dealt with by this Agreement prior to the Effective Date must be in terms agreed by the parties.

25.          No Merger

Regardless of the completion of the sale and purchase of the Mine Assets under this Agreement, any general or special condition to which effect is not given by the conveyance and which is capable of taking effect after Completion of the Asset Transfer shall remain of and in full force and effect.

26.          Subsequent sale, assignment or mortgage by Purchaser

If at any time after the Completion of the Asset Transfer the Purchaser enters into a contract or arrangement to sell, assign, mortgage or otherwise deal with any of the Mining Leases (or any part thereof) to a third party (‘Third Party’) the Purchaser must as a condition of the sale, assignment, mortgage or other dealing obtain from the Third Party an undertaking that the Third Party acknowledges and agrees to be bound by clauses 7.1, 7.2, 8.1 and 8.2 as if the Third Party was the Purchaser under this Agreement.

27.          Notices

Any notice required to be given under this Agreement by any party to another shall be:

(a)           in writing addressed to the address of the intended recipient shown in this Agreement below or to such other address as has been most recently notified by the intended recipient to the party giving the notice:

in the case of the Vendor:

Address:	c/- Ferrier Hodgson (Qld)
Level 7
145 Eagle Street
Brisbane QLD 4000

Facsimile:	(07) 3831 3862

Attention:	Mr Peter Geroff

in the case of the Purchaser:

Address:	Vista Gold Australia Pty Ltd
c/o Whittens Lawyers
Level 30, 133 Castlereagh Street
Sydney NSW 2000

Facsimile:	(02) 9264 2216

Attention:	Mr Michael B Richings

in the case of the Deposit Holder:

Address:	Ferrier Hodgson (Qld)
Level 7
145 Eagle Street
Brisbane Qld 4000

Facsimile:	(07) 3831 3862

Attention:	Mr Will Colwell

(b)           signed by a person duly authorised by the sender; and

(c)           deemed to have been given and served:

(i)            where delivery is by hand, at the time of delivery;

(ii)           where despatched by facsimile transmission, 24 hours after the time recorded on the transmitting machine unless:

(A)          within those 24 hours intended recipient has informed the sender that the transmission was received in an incomplete or garbled form; or

(B)          the transmission result report of the sender indicates a faulty or incomplete transmission; and

(iii)          where despatched by security post, on acknowledgment or receipt by or on behalf of the recipient,

but if such delivery or receipt is on a day on which commercial premises are not generally open for business in the place of receipt or is later than 4.00pm (local time) on any day, the notice shall be deemed to have been given and served on the next day on which commercial premises are generally open for business in a place of receipt.

28.          Sale by the Vendor

28.1        Contract with the Vendor

The Purchaser acknowledges that it is contracting with the Vendor and not with the Administrators. The Administrators shall not be personally liable to the Purchaser for any act, omission or obligation of the Vendor in respect of this Agreement.

28.2        Personal Benefit by the Administrators

The Administrators, by their execution of this Agreement on behalf of the Vendor, also take the personal benefit of any provision and/or indemnity given in favour of the Vendor under this Agreement.

29.          Further assurances

Each party shall take all such steps, execute all such documents and do all such acts and things as may be reasonably required by the other party to give effect to this Agreement and any of the transactions contemplated by this Agreement.

30.          Governing law

This Agreement shall be governed by and interpreted in accordance with the laws for the time being in force in the Northern Territory and each party submits to the non-exclusive jurisdiction of the courts of or exercising jurisdiction in that Territory.

31.          Non-waiver

Neither the failure of any party to enforce at any time any of the provisions of this Agreement nor the granting of any time or other indulgences shall be construed as a waiver of that provision or of the right of that party thereafter to enforce that or any other provision.

32.          Stamp duty and costs

The parties shall bear their own costs arising out of the preparation of this Agreement save that the Purchaser shall bear any stamp duty chargeable on this Agreement and on any instruments required to be entered into pursuant to this Agreement and the Purchaser indemnifies the Vendor and the Administrators against the liability for all such stamp duty (including any penalties or fines).

33.          Entire Agreement

This Agreement and any other written agreement contains the entire agreement of the parties with respect to the subject matter and supersedes all prior understandings and representations between the parties with respect to the Mine Assets and their sale. Except as set out in that Agreement there are no representations or warranties that have been relied on by the Purchaser in entering into this Agreement.

34.          Amendment

This Agreement may not be amended except by a further agreement duly executed by the parties.

35.          Assignment

The rights of the partes under this Agreement cannot be assigned, charged or otherwise dealt with before the Effective Date.

36.          Counterparts

This Agreement may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one agreement, and shall be binding on all the parties when one such counterpart has been executed by each party.

Executed as an agreement.

SIGNED SEALED AND DELIVERED by Pegasus Gold Australia Pty Ltd (Subject to Deed of Company Arrangement) as mortgagee exercising power of sale by Peter Ivan Felix Geroff in the presence of:

Witness Signature

Peter Ivan Felix Geroff
Print Name	Print Name

Executed for and on behalf of Vista Gold Australia Pty Ltd by:

Director Signature	Director Signature

Print Name	Print Name

SIGNED SEALED AND DELIVERED on behalf of Vista Gold Corp:

Director Signature	Director/Secretary Signature

Print Name	Print Name

Appendix 1 - Owners of Plant and Equipment

Column 1 — Owner	Column 2 - Plant and Equipment

Aussiequip Pty Ltd

See Schedule 1, together with all of the other plant and equipment situated at the Mine other than the plant and equipment which is described or referred to below and other than the Mortgagors Plant and Equipment.

Forrestania Gold NL	See Schedule 2

Department of Business, Industry and Resource Development	See Schedule 3

NT Power Generation Pty Ltd	The Mt Todd power plant and all plant and equipment which comprises or is contained within that power plant.

Third party purchasers	The plant and equipment:

• sold by the Vendor (whether in its own right or as mortgagee exercising power of sale) to any third parties (other than those described above) whether by way of auction or by private treaty;

• otherwise owned by third parties other than the Mortgagors.

Appendix 2 – Mortgagors Plant and Equipment

Column 1 — Owner	Column 2 - Plant and Equipment

Mortgagors	All plant and equipment which is required to remain at the Mine for environmental management requirements.

Schedule 1 – Aussiequip Pty Ltd

Schedule 2 – Forrestania Gold NL / Oresearch NL

Schedule 3 – Department of Business, Industry and Resource Development

Schedule 4 – Environmental Deed